NOTICE OF FULL REDEMPTION
STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
6 1/4% Senior Notes due 2013 (CUSIP No. 85590A AK0)

NOTICE IS HEREBY GIVEN TO THE
HOLDERS of the above-referenced Notes

Pursuant to (i) Article 3 of the Indenture, dated as of September 13, 2007 (the “Base Indenture”), between Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company to be issued in one or more series of the Company’s securities, (ii) Article 3 of Supplemental Indenture No. 1, dated as of September 13, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee, relating to the Company’s 6 1/4% Senior Notes due 2013 (the “Notes”) and (iii) Paragraphs 3 and 4 of the reverse side of the Notes, the Company has elected to redeem and will redeem on June 29, 2012 (the “Redemption Date”) all of the outstanding Notes at a redemption price equal to the greater of (a) 100% of the principal amount of the Note or (b) as determined by an Independent Investment Banker (as defined in the Note), the sum of the present values of the remaining scheduled payments of principal and interest (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Note) plus 35 basis points plus, in each case, accrued and unpaid interest thereon to, but excluding, the Redemption Date (the “Notes Redemption Price”). The Notes Redemption Price will be calculated three business days preceding the Redemption Date, pursuant to the terms of the Indenture. Holders of any Notes in certificated form will be paid the Notes Redemption Price upon presentation and surrender of their Notes for redemption at the address of the Trustee indicated below. Notes in book-entry form must be surrendered through the facilities of The Depository Trust Company in the usual manner, and payment of the Notes Redemption Price will be made through the facilities of The Depository Trust Company in the usual manner. The Notes called for redemption must be so surrendered in order to collect the Notes Redemption Price. The address for delivery of any Notes in certificated form is as follows:

If by Mail:	If by Hand or Overnight Mail:
U.S. Bank National Association Corporate Trust Services P.O. Box 64111 St. Paul, MN 55164-0111	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Fl – Bond Drop Window St. Paul, MN 55107

On the Redemption Date, the Notes Redemption Price will become due and payable on all Notes called for redemption and, unless the Company defaults in making payment of the Notes Redemption Price, interest on all Notes called for redemption shall cease to accrue on and after the Redemption Date. No representation is made as to the accuracy of the CUSIP number either as printed on the Notes or as contained in this Notice of Full Redemption.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, backup withholding, currently at a rate of 28%, generally may apply to the payment of gross redemption proceeds, unless (i) in the case of a non-corporate holder that is a beneficial owner of notes and that is a United States person (as determined for U.S. federal income tax purposes), the paying agent has received a properly completed IRS Form W-9 certifying under penalties of perjury the holder’s taxpayer identification number and that the holder is not subject to backup withholding, or (ii) the holder otherwise establishes an exemption. A holder that is a beneficial owner of notes and that is not a United States person (as determined for U.S. federal income tax purposes) generally may establish an exemption from backup withholding by providing to the paying agent an IRS Form W-8BEN or other appropriate IRS Form W-8, upon which it certifies its foreign status.

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Direct inquiries to the Company’s Investor Relations Department can be made by telephone to 203-351-3500.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

By: U.S. Bank National Association, as Trustee

Dated: May 30, 2012